Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of this 30th day of December, 2019 (the “Effective Date”), by and between MOBILE MINI, INC., a Delaware corporation (the “Company’) and Mark Krivoruchka (the “Employee”).

RECITALS:

WHEREAS, the Company and Employee entered into that certain Employment Agreement, dated as of November 30, 2017 (the “Employment Agreement”), under which Employee’s employment was to terminate December 31, 2019; and

WHEREAS, the parties now wish to extend the employment period one year and clarify the availability of certain benefits at the end of the employment period (previously available at the end of a consulting period).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows, effective as of the Effective Date:

1.    Section 2 of the Employment Agreement is amended and restated to read as follows (revisions are underlined):

“2.    Term. This Agreement shall be effective for a term commencing on the date hereof and, subject to termination under Section 5, expiring on December 31, 2020 (the “Employment Period”). Following the Employment Period (if this Agreement is not otherwise terminated in accordance with its terms), the Employee shall be eligible to become a consultant to the Company for the period of one year, or until December 31, 2021 (the “Consulting Period”). During the Consulting Period, the Employee shall provide consulting and transition services at the request of the Company in exchange for an hourly rate to be based upon the Employee’s Base Salary in effect at the end of the Employment Period. At the end of the Employment Period, if the Employee is in compliance with his obligations hereunder (or any other agreement with the Company then in effect), the Employee shall be entitled to the Accelerated Equity Benefit in Section 6(b)(iii).”

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

MOBILE MINI, INC.

By:	/s/ Kelly Williams
Title:	President & CEO

EMPLOYEE

/s/ Mark Krivoruchka
Mark Krivoruchka

[Amendment to Employment Agreement Signature Page]